ONE AMERICAN CORP.
                      2785 HWY. 20 WEST
                  Vacherie, Louisiana 70090



          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD APRIL 23, 1997

TO THE SHAREHOLDERS OF ONE AMERICAN CORP.

     NOTICE IS HEREBY GIVEN that, pursuant to the By-laws of One American Corp. (the "Company") and the call of its Board of Directors, the 1997 Annual Meeting of Shareholders of One American Corp. (the "Meeting") will be held on Wednesday, April 23, 1997 at 6:30 p.m., at the Main Office of First
American Bank and Trust (the "Bank"), 2785 Hwy. 20 West, Vacherie, Louisiana 70090, for the purpose of considering and voting upon the following matters:

      1. A proposal (the "Classified Board Proposal") that the Company's Articles of Incorporation (the "Articles") be amended to provide for three classes of directors with each serving for a three year term.

      2. a proposal (the "Proposal to Reduce Vulnerability to Takeover") that the Company's Articles be further amended to add certain provisions designed to reduce the Company's vulnerability to an unsolicited takeover not deemed by the Board of Directors of the Company to be in the best interest of the stockholders.

      3.    Election  of  Directors.   If  proposal  (1)  is
adopted, the election of directors will be as set out in 3(a), 3(b), and 3 (c). If proposal (1) is not adopted, the seventeen named individuals listed below will be nominated at the Meeting to serve as directors until the 1998 Annual Meeting of Shareholders and until their successors are elected and qualified.

          (a) Electing the following five (5) Class I directors to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and qualified:

             Craig G. Brazan            J. B. Falgoust
             Michael J. Cazenave        Albert J. Waguespack
             Dean T. Falgoust

          (b) Electing the following six (6) Class II directors to serve until the 1999 Annual Meeting of Shareholders and until their successor's are elected and qualified

             E. V. Cazenave, Jr.        Ozane J. Gravois, III
             Preston L. Falgoust        David J. Vial, M.D.
             Marcel T. Graugnard, Jr.   Craig A. Vitrano, M.D.

          (c) Electing the following six (6) Class III directors to serve until the 2000 Annual Meeting of Shareholders and until their successors are elected and qualified:

             Frank J. Bourgeois         Gloria A. Kliebert
             A. Earle Cefalu, Jr.       Anthony J. Nobile
             Honora F. Gravois          Carl J. Poche, M.D.

      4. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on March 12, 1997, as the record date for determining shareholders entitled to notice of, and to vote at, the Meeting.

                              By   Order  of  the  Board  of
                              Directors
                              /s/ Gloria A. Kliebert
                              Gloria A. Kliebert, Secretary


Dated March 26, 1997



      TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE. IF YOU DO ATTEND THE MEETING IN PERSON YOUR PROXY WOULD BE RELEASED TO YOU AT YOUR REQUEST.

                       ONE AMERICAN CORP.

                         PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS

                         APRIL 23, 1997

                          INTRODUCTION

      This Proxy Statement is submitted in connection with the solicitation of Proxies by the Board of Directors of One American Corp. (the "Company") for use at the 1997 Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, April 23, 1997, at 6:30 P.M., at the Main Office of First American Bank and Trust (the "Bank") at 2785 Hwy. 20 West, Vacherie, Louisiana
70090, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of and vote at the Meeting on or about March 26, 1997.

                       PROXY SOLICITATION

      The matters to be considered and voted upon at the Meeting will be:

      (1)  a proposal (the "Classified Board Proposal") that  the
Company's Articles of Incorporation (the "Articles") be amended to provide for three classes of directors with each serving for a three year term.

      (2) a proposal (the "Proposal to Reduce Vulnerability to Takeover") that the Company's Articles be further amended to add certain provisions designed to reduce the Company's vulnerability to an unsolicited takeover not deemed by the Board of Directors of the Company to be in the best interest of the stockholders.

     (3) Election of Directors. If proposal (1) is adopted, the election of directors will be as set out in 3(a), 3(b), and 3
(c). If proposal (1) is not adopted, the seventeen named individuals listed below will be nominated at the Meeting to serve as directors until the 1998 Annual Meeting of Shareholders and until their successors are elected and qualified.

          (a) Electing five (5) Class I directors to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and qualified. The persons whose names will be placed in nomination at the meeting for the five available seats of Class I directors are:

             Craig G. Brazan            J. B. Falgoust
             Michael J. Cazenave        Albert J. Waguespack
             Dean T. Falgoust

          (b) Electing six (6) Class II directors to serve until the 1999 Annual Meeting of Shareholders and until their successor's are elected and qualified. The persons whose names will be placed in nomination at the meeting for the six available seats of Class II directors are:

             E. V. Cazenave, Jr.        Ozane J. Gravois, III
             Preston L. Falgoust        David J. Vial, M.D.
             Marcel T. Graugnard, Jr.   Craig A. Vitrano, M.D.

          (c) Electing six (6) Class III directors to serve until the 2000 Annual Meeting of Shareholders and until their successors are elected and qualified. The persons whose names will be placed in nomination at the meeting for the six available seats of Class III directors are:

             Frank J. Bourgeois         Gloria A. Kliebert
             A. Earle Cefalu, Jr.       Anthony J. Nobile
             Honora F. Gravois          Carl J. Poche, M.D.

      (4) Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

      This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and its subsidiaries may solicit Proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities.

      A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by notifying Ms. Gloria A. Kliebert, Secretary, One American Corp., Post Office Box 550, Vacherie, Louisiana 70090, in writing, prior to the beginning of the Meeting. In addition, the powers of the Proxy Holders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions specified on the Proxy. If no instruction is specified in your Proxy with respect to any proposal to be acted upon, the shares represented by your executed Proxy will be voted in favor of the proposal listed on the Proxy. If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of the Company's Board of Directors.

          VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      There were issued and outstanding 1,351,615 shares of the Company's Common Stock on March 12, 1997, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of the Company's Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock he or she held of record on the books of the Company as of the Record Date.

      Management of the Company knows of no persons who owns, beneficially or of record, either individually or together with associates, 5% or more of the outstanding shares of the Company's Common Stock. The following table sets forth, as of March 12, 1997, the number and percentage of shares of the Company's outstanding Common Stock beneficially owned, directly or indirectly, by each of the Company's directors and nominees for directors, principal shareholders, and executive officers, and by the directors and executive officers of the Company as a group. Management is not aware of any arrangements that may, at a subsequent date, result in a change of control of the Company.

         Name Of           Amount and Nature       Percent
     Beneficial Owner        of Beneficial        of Class
                               Ownership             (1)

Frank J. Bourgeois                     11,050           0.82

Craig G. Brazan                        26,982 (2)       2.00

E. V. Cazenave, Jr.                    37,220           2.75

Michael J. Cazenave                    14,082           1.04

A. Earle Cefalu, Jr.                      860           0.06

Dean T. Falgoust                       30,995           2.29

J. B. Falgoust                         59,017           4.37

Preston L. Falgoust                    11,430           0.85

Marcel T. Graugnard, Jr.               22,490           1.66

Honora F. Gravois                       8,450           0.63

Ozane J. Gravois, III                   3,840           0.28

Gloria A. Kliebert                     11,575           0.86

Anthony J. Nobile                      10,480           0.78

Carl J. Poche, M.D.                    14,080           1.04

David J. Vial, M.D.                    15,600 (3)       1.15

Craig A. Vitrano, M.D.                 15,375 (4)       1.14

Albert J. Waguespack                   15,290           1.13

Francis A. Waguespack, Jr.             15,000           1.11

Directors and Executive
Officers
of the Company as a Group             325,805          24.10
(19 persons)
(1)  Based upon 1,351,615 shares presently outstanding.
(2) Includes 13,817 shares subject to the usufruct of his mother, Mrs. Mercedes B. Brazan.
(3)   Includes  14,500 shares held in the name  of  Mercy  Clinic
Corporation - Money Purchase Pension Plan for the benefit of David J. Vial, M.D.
(4) Includes 3,000 shares held for the benefit of his minor children.

                    CLASSIFIED BOARD PROPOSAL

     The Board of Directors of the Company is seeking the consent of the stockholders to a proposed provision to the Company's Articles which would provide for three Classes of Directors. Each Class of Directors will be elected for a three year term, except for the initial terms of Class I and Class II. The initial terms of Class I and Class II shall be one year and two years, respectively. This provision is designed in part to make it more difficult and time-consuming for certain persons to obtain control of the Company or to obtain majority control of the Board of Directors of the Company, and thus reduce the vulnerability of the Company to an unsolicited takeover proposal. The Board of Directors is not aware of any person attempting to obtain control of the Company or of any third party attempting to make an unsolicited takeover proposal.

     These provisions may have an adverse effect on the ability of stockholders to influence the governance of the Company by providing the Company with an entrenchment of Management. Also, these provisions could deter a third party from attempting to purchase shares of the Company, which could lead to a depressed stock price. The proposed text of Article Fifteen is set forth below:

                  ARTICLE FIFTEEN:    DIRECTORS

    A. The number of directors of the Corporation shall be such number as shall be designated in the by-laws.

    B. The board of directors shall be divided into three classes as nearly equal in number as may be, with the initial term of office for Class I expiring at the annual meeting of shareholders in 1998, of Class II expiring at the annual meeting of shareholders in 1999, and of Class III expiring at the annual meeting of shareholders in 2000. At each annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of shareholders after their election. A director elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which he shall have been elected expires. The affirmative vote of the holders of 75% of the total voting power of the Company shall be required to amend or repeal, or adopt any provision inconsistent with, the by-law section fixing the number of directors. Any increase or decrease in the number of directors shall be apportioned so that all classes of directors shall be as nearly equal in number as may be. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

    C. Notwithstanding any other provision of these Articles of Incorporation or the by-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the by-laws of the Corporation), the affirmative vote of the holders of 75% of the total voting power of the Corporation shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Fifteen.



          PROPOSAL TO REDUCE VULNERABILITY TO TAKEOVER

General Background

     The Board of Directors of the Company is seeking the consent of the shareholders to several proposed provisions to the Company's Articles. If approved, the Proposal to Reduce Vulnerability to Takeover will provide for the inclusion in the Company's Articles a "super majority" provision requiring a higher percentage of stockholders than would otherwise be required to approve certain business combinations unless such business combinations have been approved by the majority of Continuing Directors and a provision requiring a higher percentage of stockholders than would otherwise be required to amend, alter, change or repeal certain provisions of the Articles.

      These provisions are designed in part to make it more difficult and time-consuming for certain persons to obtain control of the Company unless they pay a certain value to the
Company's stockholders or to obtain majority control of the Company, and thus reduce the vulnerability of the Company to an unsolicited takeover proposal. These provisions are designed to enable the Company to develop its business in a manner which will foster its long term growth, with the threat of a takeover not deemed by the Board to be in the best interest of the Company and its stockholders, and the potential disruption entailed by such a threat, reduced to the extent practicable. The Board of Directors is not aware of any person attempting to obtain control of the Company or of any third party attempting to make an unsolicited takeover proposal.

     These provisions may have an adverse effect on the ability of stockholders to influence the governance of the Company. Currently the Board of Directors and Executive Officers of the Company control approximately 24.10% of the voting shares of the Company. Because the super majority provision requires the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock, the current Board of Directors and Executive Officers of the Company in essence have a unilateral right to block any takeover proposal given their control of approximately 24.10% of the voting shares of the Company.

      The  provisions  that would be included  in  the  Company's
Articles if the Proposal to Reduce Vulnerability to Takeover is adopted are set out below.

        ARTICLE SIXTEEN:   CERTAIN BUSINESS COMBINATIONS

    A. The affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock shall be required for the approval or authorization of any Business Combination; provided, however, that the 75% voting requirement shall not be applicable if the Board of Directors of the corporation by affirmative vote which shall include not less than a majority of the entire number of Continuing Directors has approved the Business Combination.

    B. For purposes of Article SIXTEEN:

            1)   The terms "affiliate" and "associate" shall have the
               respective meanings assigned to those terms in Rule 12b-2 under the Securities Exchange Act of 1934.

            2)   A person shall be deemed to be a "beneficial owner" of
               any Common Stock

               a)   which such person or any of its affiliates or
                 associates beneficially owns, directly or indirectly;
                 or

               b)   which such person or any of its affiliates or
                 associates has the right to acquire (whether such right is exercisable or only after the passage of time), pursuant to any agreement,arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or has the right to vote pursuant to any agreement, arrangement or understanding; or

               c)   which are beneficially owned, directly or
                 indirectly, by any other person with which such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any share of Common Stock.

          3) The term " Business Combination" shall mean (A) any merger or consolidation of the corporation or a subsidiary of the corporation with or into an Interested Party, (B) any merger or consolidation of an Interested Party with or into the corporation or a subsidiary, (C) any sale, lease, exchange, mortgage, pledge, transfer or other disposition
            (in one transaction or a series of transactions) of all or any Substantial Part of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, in which an Interested Party is involved, (D) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interest Party, (e) the issuance or transfer (in one transaction or a series of transactions) by the corporation or subsidiary of the corporation to an Interested Party of any securities of the corporation or such subsidiary which securities have a fair market value of $2,000,000 or more,or (F) any recapitalization, reclassification, merger or consolidation involving the corporation or a subsidiary of the corporation that would have the effect of increasing, directly or indirectly, the Interested Party's voting power in the corporation or such subsidiary.

          4) The term "Interested Party" shall mean and include (A) any individual, corporation, partnership, trust or other person or entity which, together with its affiliates and associates, is (or with respect to a Business Combination was within two years prior thereto) a beneficial owner of shares aggregating 20% or more ofthe outstanding Common Stock or any class thereof, and (b) any affiliate or associate of any such individual, corporation, partnership, trust or other person or entity. For the purposes of determining whether a person is an Interested Party the number of shares deemed to be outstanding shall include shares deemed beneficially owned through application of section (B)(2)(b) but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          5) The term "Substantial Part" shall mean more than 10% of the fair market value of the total assets of the particular corporation.

          6) The term "Continuing Director" shall mean a director who is not an affiliate of an Interested Party and who was a member ofthe Board of Directors of the corporation immediately prior to the time that the Interested Party involved in a Business Combination became an Interested Party, and any successor to a Continuing Director who is not such an affiliate and who is nominated to succeed a Continuing Director by a majority of the Continuing Directors in office at the time of such Nomination.


     C. Notwithstanding any other provisions of these Articles of Incorporation or the by-laws of the corporation and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the by-laws of the corporation, the affirmative vote of the holders of 75% or more of the shares of the outstanding Common Stock shall be required to amend or repeal, or adopt any provisions inconsistent with, the Article SIXTEEN.


                      ELECTION OF DIRECTORS

      The Company's By-laws provide that the number of directors of the Company shall initially consist of the number of directors twelve (12) named in the Articles of Incorporation. Thereafter, the number of directors which constitute the entire Board shall be determined by resolution of the Board of Directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one.

      Section 3.13 of the Company's By-laws provides for certain limitations for qualifying as a director. The limitations for qualifying as a director provide that a nominee for director shall not have reached the age of seventy (70). Also, any nominee for director must be actively engaged in a business or professional activity regardless of age.

      The Board of Directors has fixed the number of Class I directors to be elected at this Meeting at five (5). The persons named below will be nominated for election as Class I directors at the Meeting to serve until the 1998 Annual Meeting of Shareholders, and until their successors are elected and have qualified. Cumulative voting for the election of directors is prohibited by the Company's Articles of Incorporation. It is intended that the shares in respect of which proxies are given pursuant to this solicitation will be voted "For" the election as Class I directors of all five (5) persons listed below as nominees, unless a shareholder specifies in his Proxy that authority to vote for the election of directors is withheld. In the event that any nominee should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable to serve if elected.

      The following table sets forth the names of and certain information as of March 12, 1997, concerning the persons to be nominated by the Board of Directors for election as Class I
Directors of the Company:

                          CLASS I DIRECTORS
                                                       First
   Name and Title           Principal Occupation       Year
 Other Than Director Age    During Past Five Years     Appointed
                                                       Director
Craig G. Brazan      42     Petroleum Engineer            1986
                            Marathon Oil Company

Michael J. Cazenave  48     Pharmacist                    1992
                            Eckerd Drugs

Dean T. Falgoust     38     Attorney                      1992
                            Freeport-McMoRan Inc.
                             Freeport-McMoRan Copper
                               and Gold Inc.

J. B. Falgoust       69     Banking                       1982
   President                President, First American
                              Bank & Trust

Albert J. Waguespack 66     Oil Distributor and           1993
                              Farmer
                            Waguespack Oil Co. and AJW
                              Farms



      The Board of Directors has fixed the number of Class II directors to be elected at this Meeting at six (6). The persons named below will be nominated for election as Class II directors at the Meeting to serve until the 1999 Annual Meeting of Shareholders, and until their successors are elected and have qualified. Cumulative voting for the election of directors is prohibited by the Company's Articles of Incorporation. It is intended that the shares in respect of which proxies are given pursuant to this solicitation will be voted "For" the election as Class II directors of all six (6) persons listed below as nominees, unless a shareholder specifies in his Proxy that authority to vote for the election of directors is withheld. In the event that any nominee should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable to serve if elected.

     The following table sets forth the names of and certain information as of March 12, 1997, concerning the persons to be nominated by the Board of Directors for election as Class II
Directors of the Company:

                             CLASS II DIRECTORS
                                                         First
    Name and Title             Principal Occupation      Year
  Other Than Director   Age    During Past Five Years    Appointed
                                                         Director
E. V. Cazenave, Jr.     68     President                   1986
                               Cazenave Motor Company,
                                  Inc.

Preston L. Falgoust     63     Retailer                    1982
                               Chauvin Business
                                   Systems, Inc.
                               Formerly engaged in
                                   farming

Marcel T. Graugnard, Jr.46     Retailer                    1982
                               President, Graugnard,
                                   Inc.

Ozane J. Gravois, III   41     Farming                     1996
                               Gravois Farms

David J. Vial, M.D.     68     Surgeon                     1991
                               Coroner of St. Charles
                                   Parish

Craig A. Vitrano, M.D.  42     Physician                   1993



      The Board of Directors has fixed the number of Class III directors to be elected at this Meeting at six (6). The persons named below will be nominated for election as Class III directors at the Meeting to serve until the 2000 Annual Meeting of Shareholders, and until their successors are elected and have qualified. Cumulative voting for the election of directors is prohibited by the Company's Articles of Incorporation. It is intended that the shares in respect of which proxies are given pursuant to this solicitation will be voted "For" the election as Class III directors of all six (6) persons listed below as nominees, unless a shareholder specifies in his Proxy that authority to vote for the election of directors is withheld. In the event that any nominee should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable to serve if elected.

     The following table sets forth the names of and certain information as of March 12, 1997, concerning the persons to be nominated by the Board of Directors for election as Class III
Directors of the Company:

                          CLASS III DIRECTORS
                                                          First
   Name and Title            Principal Occupation        Year
 Other Than Director Age     During Past Five Years     Appointed
                                                        Director
Frank J. Bourgeois   48      Banking                       --
Senior Executive             First American Bank
Vice President                  and Trust

A. Earle Cefalu, Jr. 59      Automotive Dealer             --
                             Hood-Cefalu Company,
                               Inc.

Honora F. Gravois    67      Contractor                    1993
                             President, M & H
                             Builders, Inc.

Gloria A. Kliebert   59      Banking                       --
Senior Vice                  First American Bank
President                      and Trust

Anthony J. Nobile    49     Attorney                       1992
                            Martin, Himel, Peytavin &
                              Nobile

Carl J. Poche, M.D.  64     Physician                      1986
                            Coroner of St. James
                              Parish


      The aforementioned nominees for director includes three individuals who have not previously served on the Company's Board of Directors, namely, Mr. Frank J. Bourgeois, Mr. A. Earle Cefalu, Jr., and Ms. Gloria A. Kliebert. Mr. Frank J. Bourgeois, who resides in Vacherie, Louisiana, is the Senior Executive Vice President of First American Bank and Trust. Mr. Bourgeois has been employed by First American Bank and Trust for a period of twenty-seven (27) years. Mr. A. Earle Cefalu, Jr., who resides in Amite, Louisiana, is a Franchise Automotive Dealer for GMAC and Chevrolet located in Amite, Louisiana. Mr. Cefalu is a former director of First American Bank of Tangiapahoa, which was purchased by First American Bank and Trust in September of 1996. Mr. Cefalu served as a director for First American Bank of
Tangipahoa  since 1984.  Ms. Gloria A. Kliebert, who  resides  in
Vacherie, Louisiana, is the Senior Vice President and Secretary/Treasurer of First American Bank and Trust. Ms. Kliebert has been employed at First American Bank and Trust for a period of thirty-one (31) years.

      All of the nominees named above, other than Mr. Frank J. Bourgeois, Mr. A. Earle Cefalu, Jr., and Ms. Gloria A. Kliebert, have served as members of the Company's Board of Directors for the past year and will continue to serve if elected at the Meeting until the term for which they are elected will expire and until their successors are elected and have qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and officers of the Company or the Bank acting within their capacities as such. The following family relationships exists between the directors, nominees and executive officers of the Company: Messrs. E. V.
Cazenave, Jr. is the uncle of Michael J. Cazenave; J. B. Falgoust is the father of Dean T. Falgoust; J. B. Falgoust is the father of and Dean T. Falgoust is the brother of Ronald J. Falgoust, the Executive Vice President. No director or officer of the Company serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

      If the Classified Board Proposal is not adopted, then the seventeen named individuals listed above for nomination will be nominated for election as directors at the Meeting to serve until the 1998 Annual Meeting of Shareholders until their successors are elected and have qualified.


                  DIRECTORS' MEETINGS AND FEES

      The Company's Board of Directors met eight (8) times during 1996. All directors attended at least 75 percent of the Company's Board of Directors meetings, except for Craig Brazan who did not attend 4 of the meetings due to prior business commitments.

      There were no standing committees of the Company's Board of Directors in 1996. However, the Bank, the major subsidiary of the Company, had a standing Audit Committee, Loan Committee, EDP Steering Committee, Compensation Committee, Retirement Committee, and the Strategic Business Plan Committee on which certain members of the Company's Board of Directors served. During 1996, the Board of Directors of the Bank met thirteen (13) times, the Compensation Committee met two (2) times, the Audit Committee met five (5) times, the Loan Committee met twelve (12) times, the Strategic Business Plan Committee met four (4) times, and the EDP Steering Committee met six (6) times.

      Members of the Company's Board of Directors are compensated $175 for each meeting attended, $450 for each Bank Board meeting attended and $275 for each Bank Committee meeting attended, except for the Loan Committee which receive $450 for each meeting attended.


               REMUNERATION OF EXECUTIVE OFFICERS

      No executive officer of the Company received remuneration during 1996, except in his/her capacity as a director or executive officer of the Bank. The following information is furnished with respect to cash and cash-equivalent forms of remuneration from the Bank paid or accrued in 1996 to (i) each of the highest paid executive officers of the Company for whom such remuneration exceeded $100,000, and (ii) all executive officers of the Company, as a group. The figures set forth below are for the full fiscal year of 1996.


                     CASH COMPENSATION TABLE
     Name and                                    Other Annual
Principal Position     Year      Salary    Bonus Compensation
                                                      (1)
J. B. Falgoust,        1996      190,494  14,537      --
President and CEO      1995      175,512  18,234
                       1994      164,730   5,195

Frank J.               1996       97,571   6,030      --
Bourgeois(2)

Executive Officers     1996      475,132  31,979      --
as a group(3)          1995      330,091  30,342
                       1994      308,399   9,826

(1) The Company (or the Bank) does not provide any other compensation or personal benefits in excess of the lesser of (a) 10% of such person's compensation reported above or (b) $25,000 to any of its principal officers.
(2) The remuneration of Mr. Frank J. Bourgeois did not exceed $100,000 for the years 1995 and 1994.
(3) For the years 1994 and 1995, includes 3 persons. For the year 1996 includes 5 persons.

                          PENSION PLAN

      The Bank adopted a retirement plan for employees in 1965. Contributions under the Bank's actuarial retirement plan are not included in the Cash Compensation Table because contributions for specified persons cannot readily be separated or individually calculated by the actuary for the plan. For the year 1996, the Bank contributed $51,935 to this retirement plan. Remuneration under the plan is defined as the base pay of those employees who have reached age 21 and who have completed one year of service providing that the employees complete 1,000 hours of service per year. The normal retirement date is the first day of the month coincident with or next following age 65. Monthly income for retirement on the normal retirement date is based on the following benefit formula.

     BENEFIT  FORMULA:  Monthly retirement income  equal  to
     (a) 2.35% of final average monthly compensation multiplied by the number of years of credited service, not in excess of 15 years, (b) 1.25% of final average monthly compensation multiplied by the number of years of credited service over 15 years but less than 35 years, and (c) 0.65% of final average monthly compensation in excess of covered compensation multiplied by the number of years of credited service up to 35 years.

      The estimated annual benefit payable upon retirement at normal retirement age for Mr. J. B. Falgoust is $112,000 plus an estimated $16,576 from Social Security for a total of $128,576. Mr. J. B. Falgoust has been employed since 1951 with the Bank and is currently age 69 and has been employed with the Bank for a forty-five (45) year period.

      The estimated annual benefit payable upon retirement at normal retirement age for Mr. Frank J. Bourgeois is $50,102 plus an estimated $15,626 from Social Security for a total of $65,728. Mr. Frank J. Bourgeois has been employed since 1969 with the Bank and is currently age 48 and has been employed with the Bank for a twenty-seven (27) year period.

                  TRANSACTIONS WITH MANAGEMENT

      All of the directors and executive officers of the Company (who serve in the same capacity with the Bank) and the companies with which they are associated are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of Management of the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. The highest amount of loans at any time during 1996 to directors, officers, and their related interests was $2,795,676, which represented 8.64% of the Bank's equity capital accounts at such time. As of December 31, 1996, the amount of such loans outstanding was $2,777,584 which represented 8.67% of the Bank's equity capital accounts. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and executive officers as a group, loans to individual directors and officers must comply with the Bank's lending policies and statutory lending limits.

      Since January 1, 1996, and for some time prior thereto, the Company and the Bank have engaged the law firm of Martin, Himel, Peytavin & Nobile to provide general legal advice and services. Mr. Anthony Nobile, a director of the Company and the Bank, is an attorney and partner in the law firm. During 1996, the firm received $20,670 for legal services rendered to the Company. Mr. Dean T. Falgoust, an attorney and director, has also provided the Company and the Bank with legal advice from time to time during 1996.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Bank's Board of Directors consists of Messrs. Dean T. Falgoust, J. B. Falgoust, Preston L. Falgoust, Marcel T. Graugnard, Jr., Carl J. Poche, and Francis A. Waguespack, Jr. Mr. J. B. Falgoust is the Chief Executive
Officer of the Company and the father of Dean T. Falgoust; however, they do not participate in any deliberations of the Committee concerning the Chief Executive Officer's compensation. Mr. J. B. Falgoust is the father of and Dean T. Falgoust is the brother of Ronald J. Falgoust, the Executive Vice President; however, they do not participate in any deliberations of the Committee concerning the Executive Vice President's compensation.


     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors of the Bank meets once or twice each year to set the salaries of the senior executives and other personnel of the Bank. In determining the salary payable to the executives of the Bank, the Committee reviews the performance of the Bank and the executives during the last fiscal year in setting the salaries for the following fiscal year. In the process of determining the proper salary adjustments for the executive officers, the Committee reviews the performance of the Bank with that of banks of similar size as reported to it by the Federal Deposit Insurance Corporation. The Committee also reviews salary surveys of other similar size institutions published by the Louisiana Bankers Association and other similar trade organizations. During 1994, the Committee implemented a performance based compensation system for the Company designed to reward employees and executive officers based on individual performance and the profitability of the Bank. The following directors served on the Compensation
Committee:

       Dean T. Falgoust          Marcel T. Graugnard, Jr.
       J. B. Falgoust            Carl J. Poche
       Preston L. Falgoust       Francis A. Waguespack, Jr.

                        PERFORMANCE GRAPH

      The graph below compares the cumulative total shareholder return on the shares of the Company with the cumulative total return of the NASDAQ Stock Market Index for U. S. companies and the NASDAQ Index for Bank Stocks for the five-year period ending December 31, 1996. The graph assumes that $100 was invested on January 1, 1991, in Company Common Stock and the two indices presented, and that dividends on the Company's Common Stock were reinvested in Company Common Stock. The cumulative total return on the Company's Common Stock for this five-year period was 392%. The cumulative total returns for all U. S. stocks quoted on the NASDAQ Stock Market and for all bank stocks quoted on the NASDAQ Stock Market for the same five-year period as measured by the above indices were approximately 263% and 120%, respectively.

                        PERFORMANCE GRAPH

    [The performance graph is located here in the paper form]


                        1991   1992   1993    1994   1995   1996
     One American Corp. $100   $111   $150    $249   $406   $492
     NASDAQ Banks       $100   $152   $197    $199   $288   $363
     NASDAQ Stocks      $100   $115   $132    $128   $179   $220

                     INDEPENDENT ACCOUNTANTS

      The firm of Hannis T. Bourgeois & Co., L.L.P., Baton Rouge, Louisiana, served as independent certified public accountants for the Company and the Bank with respect to the year 1996, and has been selected to be the Company's independent certified public accountants for 1997. All services rendered were approved by the Bank's Audit Committee, which has determined the firm of Hannis
T. Bourgeois & Co., L.L.P. to be independent. It is expected that one or more representatives of Hannis T. Bourgeois & Co., L.L.P. will be present at the Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

                          ANNUAL REPORT

      Copies of the Annual Report for the year ended December 31, 1996, have been forwarded to you prior to or simultaneously with this Proxy Statement. Additional copies of this report and copies of the Company's 10K report are available upon request to the Secretary.

                      SHAREHOLDER PROPOSALS

      The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Company's
1998 Annual Meeting of Shareholders is December 31, 1997.

                          OTHER MATTERS

      Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares represented by the Proxy in accordance with the recommendations of the Company's Board of Directors on such matters, and discretionary authority to do so is included in the Proxy.


                                        ONE AMERICAN CORP.
                                        /s/ Gloria A. Kliebert
                                        Gloria A. Kliebert
                                        Secretary

Dated:  March 26, 1997

                               ONE AMERICAN CORP.
  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 23, 1997,
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, a shareholder of One American Corp., a Louisiana corporation (the "Company"), hereby appoints J. B. Falgoust, Marcel T. Graugnard, Jr. and Preston L. Falgoust, or any of them, the true and lawful proxies and attorneys-in-fact of the undersigned with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held at the principal office of the Company, 2785 Hwy. 20 West, Vacherie, Louisiana, 70090 on April 23, 1997, at 6:30 P.M., and any and all adjournments thereof, and to vote, with all the powers the undersigned would possess if then personally present, all shares of the Common Stock of the Company that the undersigned would then have the power to vote, on the following matters:

1.   VOTE    FOR___         AGAINST___         ABSTAIN___ the proposal
  (the Classified Board Proposal) that the Company's Articles of Incorporation be amended to provide for three classes of directors with each serving for a three year term.

2.   VOTE    FOR___         AGAINST___         ABSTAIN___ the proposal
  (the Proposal to Reduce Vulnerability to Takeover) that the Company's Articles of Incorporation be amended to add certain provisions designed to reduce the Company's vulnerability to an unsolicited takeover not deemed by the Board of Directors of the Company to be in the best interest of the stockholders.

3.   VOTE    FOR___         AGAINST___         ABSTAIN___ the proposal
  to elect Craig G. Brazan, Michael J. Cazenave, Dean T. Falgoust,
  J. B. Falgoust, and Albert J. Waguespack as Class I directors to serve for a one year term; to elect E. V. Cazenave, Jr., Preston L. Falgoust, Marcel T. Graugnard, Jr., Ozane J. Gravois, III, David J. Vial, and Craig A. Vitrano as Class II directors to serve for a two year term; and to elect Frank J. Bourgeois, A. Earle Cefalu, Jr., Honora F. Gravois, Gloria A. Kliebert, Anthony J. Nobile, and Carl J. Poche as Class III directors to serve for a three year term; if proposal (1) is not adopted, to elect the above named individuals as directors for a one year term.

To withhold authority to vote for any nominee(s), write the nominee's name(s) on the following line:

         _____________________________________________________

4. In their discretion, on any other matters which may properly come before the meeting or any adjournment thereof.


   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
                              SPECIFIED,
         THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, 2, and 3.

The undersigned hereby ratifies and confirms all that the above named proxies, or their substitutes, may lawfully do by virtue hereof;
revokes all previous proxies; and acknowledges receipts of the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated March 26, 1997.

Dated:                              __________________________________
                                    Signature of Shareholder

                                    __________________________________
                                    Signature of Shareholder

                                    Please  sign exactly  as  your
                                    name(s)    appear(s)   hereon.
                                    When   signing  as   attorney,
                                    executor,       administrator,
                                    trustee,     guardian,      or
                                    corporate   official,   please
                                    give  your  full  title.    If
                                    shares are held jointly,  each
                                    holder should sign.

    Please indicate if you plan to attend the meeting. YES___NO___ PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY IN THE ENCLOSED
                        POSTAGE PAID ENVELOPE.